UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 10, 2011

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

The information furnished in this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing, except as shall be expressly set forth by specific reference in such filing.

On March 10, 2011, Obagi Medical Products, Inc. (the “Company”) issued a press release announcing financial results for the three months and year ended December 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The press release contains non-GAAP financial information.  Management believes that the presentation of non-GAAP net income, non-GAAP taxes and non-GAAP net income per basic and diluted share provides important supplemental information to management and investors about financial and business trends relating to the Company’s financial condition and results of operations.  Management believes that the use of these non-GAAP financial measures provides a better measure of comparability with the Company’s prior financial reports.

Management has used these non-GAAP measures when evaluating operating performance because it believes that the inclusion or exclusion of the items described below provides an additional measure of the Company’s core operating results and facilitates comparisons of its core operating performance against prior periods and its business model objectives.  The Company has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate its ongoing core operations.  Externally, the Company believes that these non-GAAP measures continue to be useful to investors in their assessment of its operating performance and their valuation of the Company.  Internally, these non-GAAP measures are significant measures used by management for purposes of:

•	Evaluating the core operating performance of the Company;

•	Establishing internal budgets;

•	Comparing performance with internal forecasts and targeted business models;

•	Strategic planning; and

•	Benchmarking performance externally against competitors.

Non-GAAP financial measures:

            Non-GAAP net income and non-GAAP taxes are important to the Company for the reasons noted above and exclude the following items:

•
Dr. Obagi termination, litigation and related costs.  This item represents charges and costs incurred by the Company that relate to the termination of the agreement dated as of June 29, 2006 (“2006 Agreement”), with Zein E. Obagi, MD Inc., Zein Obagi (“Dr. Obagi”), Samar Obagi, the Zein and Samar Obagi Family Trust and Skin Health Properties, Inc. (the “Marketer”) (collectively, the “Dr. Obagi Parties”), effective as of October 4, 2010.  In connection with the termination of the 2006 Agreement, the Company accelerated the payment of certain fees and expenses during the third quarter of 2010, that otherwise would have been paid during the remainder of the original term, which was for five years and would have otherwise ended on June 29, 2011.  In addition, as a result of the termination, the Company determined that its leasehold improvements in connection with a lease with the Marketer were impaired resulting in the write-off of leasehold improvements and prepaid rent related to the leased property in Beverly Hills.  The costs also include professional fees, primarily legal costs, associated with the ongoing litigation with certain of the Dr. Obagi Parties.  Management excludes these charges from internal operating models as the costs are not considered normal to the Company’s core  operations.  Excluding these costs provides investors with a basis to compare the Company’s current performance against historical and future results.

•
Former CEO severance and related costs.  Effective October 8, 2010 (the “Effective Date”), Steven R. Carlson resigned as the Company’s President and Chief Executive Officer and as a member of its Board of Directors.  Pursuant to the terms of a Separation Agreement and Release between the Company and Mr. Carlson, dated October 15, 2010 (the “Separation Agreement”), Mr. Carlson has received or will receive payments and other benefits to which he was otherwise entitled had his employment been terminated without cause under the Employment Agreement, dated March 1, 2005, between the Company and Mr. Carlson, as amended (the “Employment Agreement”).  As a result, in accordance with the terms of the Employment Agreement, Mr. Carlson will receive 18 months of his base salary, and the pro rata portion of amounts otherwise payable to Mr. Carlson under the Company’s 2010 Performance Incentive Plan that had been accrued as of the Effective Date.  The Company will also pay for premiums for continuation of his health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of up to 18 months.    Although there were no provisions in the Employment Agreement for repurchase of the options to purchase the Company’s common stock held by Mr. Carlson, under the Separation Agreement, in November 2010, the Company agreed to make to Mr. Carlson a lump sum payment to extinguish all of his rights in all options to purchase shares of the Company’s common stock outstanding on the Effective Date, without regard to whether such options were then vested and exercisable, would have become exercisable or would have expired subsequent to the Effective Date.  In making this lump sum payment, the Company incurred charges to adjust the fair value of such options and related payroll taxes.  Management excludes these charges from internal operating models as the costs are not considered normal to the Company’s core operations.  Excluding these costs provides investors with a basis to compare the Company’s current performance against historical and future results.

•
Secondary offering costs.  These costs consist of expenses incurred to complete the Company’s secondary offering completed in November 2010.  Management excludes such items from internal operating models as they are not directly related to the Company’s on-going or core business results.  Excluding these costs provides investors with a basis to compare the Company’s current performance against historical and future results.

•
Non-GAAP income tax expense.  This item represents the additional amount of tax expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability.  Taken together with the item outlined above, it provides investors with a more consistent means of comparing the Company’s performance.

Non-GAAP net income per basic and diluted share:

The numerator used in the calculation of non-GAAP net income per basic and diluted share is non-GAAP net income computed as described above.  In the denominator, the Company uses the GAAP basic and diluted shares.

Some of the limitations of relying on non-GAAP financial measures include:

•
Dr. Obagi termination, litigation and related costs.  This item represents charges and costs incurred by the Company that relate to the termination of the 2006 Agreement with the Dr. Obagi Parties, and costs associated with the ongoing litigation with certain of the Dr. Obagi Parties.  Investors may view the termination of the 2006 Agreement and the ongoing litigation with the Dr. Obagi Parties to be reflective of risks inherent in the nature of the Company’s business and therefore may view it as relevant in analyzing the Company’s historical and future results.

•
Former CEO severance and related costs.  This item represents amounts that Mr. Carlson has received or will receive pursuant to the Separation Agreement.  The departure of an executive officer could be considered reflective of risks inherent in the nature of the Company’s business and therefore investors may view it as relevant in analyzing the Company’s historical and future results.

•
Secondary offering costs.  These costs consist of expenses incurred to complete the Company’s secondary offering completed in November 2010 that are not directly related to the Company’s ongoing or core business results.  While they are not related to ongoing or core business, these costs reflect the cost of access to the capital markets and strategic decisions made as part of running a business and should be considered for a complete view of our historical and future results.

•
Non-GAAP income tax expense.  This item represents the additional amount of tax expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability.  The inherent limitation in this calculation is that it does not include the effect of all the items excluded from the non-GAAP financial statements.

All non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  As a result, these non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP in the Company’s reports filed pursuant to the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated March 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: March 10, 2011	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer